SLM Student Loan Trust 2004-8
Quarterly Servicing Report
Report Date: 9/30/2004                    Reporting Period: 8/25/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				8/25/2004	Activity	9/30/2004
A*	i	Portfolio Balance			$2,191,259,896.83	$(30,811,841.23)	$2,160,448,055.60
	ii	Interest to be Capitalized			2,678,127.04		2,286,685.83

	iii	Total Pool			$2,193,938,023.87		$2,162,734,741.43

	iv	Specified Reserve Account Balance			5,524,869.00		5,406,836.85
	v	Capitalized Interest			30,000,000.00		30,000,000.00
	vi	Total Adjusted Pool			$2,229,462,892.87		$2,198,141,578.28

B*	i	Weighted Average Coupon (WAC)			4.270%		4.272%
	ii	Weighted Average Remaining Term			263.46		263.06
	iii	Number of Loans			130,496		128,552
	iv	Number of Borrowers			82,113		80,908
	v	Aggregate Outstanding Principal Balance - T-Bill			$158,129,778.00		$155,203,131.71
	vi	Aggregate Outstanding Principal Balance - Commercial Paper			$2,051,817,630.01		$2,007,531,609.72

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 8/25/04	Balance 10/25/04
C	i	A-1 Notes	78442GMM5	-0.010%	1.00000	$164,000,000.00	$117,145,079.25
	ii	A-2 Notes	78442GMN3	0.020%	1.00000	$335,000,000.00	$335,000,000.00
	iii	A-3 Notes	78442GMP8	0.090%	1.00000	$205,000,000.00	$205,000,000.00
	iv	A-4 Notes	78442GMQ6	0.140%	1.00000	$467,505,000.00	$467,505,000.00
	vi	A-5** Notes	XS0199345868	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	vii	A-6** Notes	XS0199346163	0.125%	1.23410	€410,000,000.00	€410,000,000.00
	viii	B Notes	78442GMR4	0.460%	1.00000	$67,530,000.00	$67,530,000.00

	Reserve Account				8/25/2004		10/25/2004
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$5,524,869.00		$—
	iii	Specified Reserve Acct Balance ($)			$5,524,869.00		$5,406,836.85
	iv	Reserve Account Floor Balance ($)			$3,314,921.00		$3,314,921.00
	v	Current Reserve Acct Balance ($)			$5,524,869.00		$5,406,836.85

	Other Accounts				8/25/2004		10/25/2004
E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$30,000,000.00		$30,000,000.00
	iii	Principal Accumulation Account (Class A-5)			$—		$—
	iv	Principal Accumulation Account (Class A-6)			$—		$—
	v	Supplemental Interest Account (Class A-5)			$—		$—
	vi	Supplemental Interest Account (Class A-6)			$—		$—
	vii	Investment Reserve Account			$—		$—
	viii	Investment Premium Purchase Account			$—		$—

	Asset/Liability				8/25/2004		10/25/2004
F	i	Total Adjusted Pool			$2,229,462,892.87		$2,198,141,578.28
	ii	Total USD equivalent Notes			$2,250,997,000.00		$2,204,142,079.25
	iii	Difference			$(21,534,107.13)		$(6,000,500.97)
	iv	Parity Ratio			0.99043		0.99728

*Section I.A. data as of 8/25/04, the settlement date. Section I.B. data as of 8/02/04, the statistical cutoff date

**A-5 and A-6 Notes are denominated in Euros

II. 2004-8 Transactions from: 8/25/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$13,210,431.77
	ii	Principal Collections from Guarantor	362,437.62
	iii	Principal Reimbursements	20,015,455.14
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$33,588,324.53

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(80,289.43)
	ii	Capitalized Interest	(2,696,193.87)

	iii	Total Non-Cash Principal Activity	$(2,776,483.30)

C	Total Student Loan Principal Activity		$30,811,841.23

D	Student Loan Interest Activity
	i	Regular Interest Collections	$7,659,023.86
	ii	Interest Claims Received from Guarantors	2,318.55
	iii	Collection Fees/Returned Items	82.83
	iv	Late Fee Reimbursements	38,734.50
	v	Interest Reimbursements	93,191.59
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,793,351.33

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,126.06)
	ii	Capitalized Interest	2,696,193.87

	iii	Total Non-Cash Interest Adjustments	$2,694,067.81

F	Total Student Loan Interest Activity		$10,487,419.14

G.	Non-Reimbursable Losses During Collection Period		$-

H.	Cumulative Non-Reimbursable Losses to Date		$-

III. 2004-8 Collection Account Activity   8/25/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$9,643,588.00
	ii	Consolidation Principal Payments	3,929,281.39
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	8,705.98
	vi	Re-purchased Principal	20,006,749.16

	vii	Total Principal Collections	$33,588,324.53

B	Interest Collections
	i	Interest Payments Received	$7,634,295.90
	ii	Consolidation Interest Payments	27,046.51
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	29.20
	vi	Re-purchased Interest	93,162.39
	vii	Collection Fees/Return Items	82.83
	viii	Late Fees	38,734.50

	ix	Total Interest Collections	$7,793,351.33

C	Other Reimbursements		$85,744.58

D	Reserves In Excess of the Requirement		$118,032.15

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$107,286.88

M	Funds Released from Capitalized Interest Account		$—

N	Initial Deposits into Collection Account		$16,959,384.14

	TOTAL AVAILABLE FUNDS LESS FUNDS PREVIOUSLY REMITTED:		$58,652,123.61
		Servicing Fees	$(206,166.93)
		Consolidation Loan Rebate Fees	$(3,778,645.47)

O	NET AVAILABLE FUNDS		$54,667,311.21

P	Servicing Fees Due for Current Period		$909,492.53

Q	Carryover Servicing Fees Due		$—

R	Administration Fees Due		$25,000.00

S	Total Fees Due for Period		$934,492.53

IV. 2004-8	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	8/2/2004	9/30/2004	8/2/2004	9/30/2004	8/2/2004	9/30/2004	8/2/2004	9/30/2004	8/2/2004	9/30/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.152%	4.188%	122,097	98,344	93.564%	76.501%	$2,025,994,124.68	$1,592,867,558.56	91.758%	73.729%
31-60 Days Delinquent	7.540%	4.322%	631	10,176	0.484%	7.916%	13,150,104.58	151,054,430.68	0.596%	6.992%
61-90 Days Delinquent	7.801%	6.121%	331	758	0.254%	0.590%	7,750,913.63	15,935,177.01	0.351%	0.738%
91-120 Days Delinquent	7.750%	8.047%	173	258	0.133%	0.201%	3,901,188.16	6,078,277.85	0.177%	0.281%
> 120 Days Delinquent	8.286%	8.091%	184	348	0.141%	0.271%	4,568,695.15	8,527,362.86	0.207%	0.395%

Deferment
Current	4.899%	4.208%	4,443	10,530	3.405%	8.191%	88,344,016.54	199,569,941.79	4.001%	9.237%

Forbearance
Current	5.517%	4.554%	2,637	8,104	2.021%	6.304%	64,265,674.27	185,768,934.82	2.911%	8.599%

TOTAL REPAYMENT	4.269%	4.271%	130,496	128,518	100.000%	99.974%	$2,207,974,717.01	$2,159,801,683.57	100.000%	99.970%
Claims in Process (1)	0.000%	6.290%	0	34	0.000%	0.026%	$0.00	$646,372.03	0.000%	0.030%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.269%	4.272%	130,496	128,552	100.000%	100.000%	$2,207,974,717.01	$2,160,448,055.60	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-8 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$8,966,757.15
B	Interest Subsidy Payments Accrued During Collection Period				343,878.32
C	SAP Payments Accrued During Collection Period				1,190,814.98
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)				107,286.88
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00
F	Consolidation Loan Rebate Fees				(3,778,645.47)

G	Net Expected Interest Collections				$6,830,091.86

H	Interest Rate Cap Payments Due to the Trust
					Cap

	i	Cap Notional Amount			$720,000,000.00

	ii	Libor (Interpolated first period)			1.68625%
	iii	Cap %			5.00000%

	iv	Excess Over Cap (ii-iii)			0.00000%

	v	Cap Payments Due to the Trust			$0.00

I	USD/EUR Interest Rate Swap

		Swap Payments
				A-5 Swap Calc	A-6 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$505,981,000	$505,981,000
		ii	3 Month USD-LIBOR	1.686250%	1.686250%
		iii	Spread	0.141625%	0.141625%

		iv	Pay Rate	1.827875%	1.827875%
		v	Gross Swap Payment Due Counterparty	$1,567,140.87	$1,567,140.87
		vi	Days in Period 08/25/04 - 10/25/04	61	61

		Counterparty Pays:
		i	Notional Swap Amount (EUR)	€410,000,000.00	€410,000,000.00
		ii	3 Month EURIBOR	2.09400%	2.09400%
		iii	Spread	0.12500%	0.12500%

		iv	Pay Rate	2.21900%	2.21900%
		v	Gross Swap Payment Due Paying Agent	€1,541,588.61	€1,541,588.61
		vi	Days in Period 08/25/04 - 10/25/04	61	61

VI. 2004-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0028403	(8/25/04—10/25/04)	1.67625%	LIBOR
B	Class A-2 Interest Rate	0.0028911	(8/25/04—10/25/04)	1.70625%	LIBOR
C	Class A-3 Interest Rate	0.0030098	(8/25/04—10/25/04)	1.77625%	LIBOR
D	Class A-4 Interest Rate	0.0030945	(8/25/04—10/25/04)	1.82625%	LIBOR
E	Class A-5 Interest Rate	0.0037600	(8/25/04—10/25/04)	2.21900%	EURIBOR
F	Class A-6 Interest Rate	0.0037600	(8/25/04—10/25/04)	2.21900%	EURIBOR
G	Class B Interest Rate	0.0036367	(8/25/04—10/25/04)	2.14625%	LIBOR

8

VII. 2004-8 Inputs From Initial Period 8/25/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,191,259,896.83
	ii	Interest To Be Capitalized	2,678,127.04

	iii	Total Pool	$2,193,938,023.87
	iv	Specified Reserve Account Balance	5,524,869.00
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$2,229,462,892.87

B	Total Note and Certificate Factor		1.0000000
C	Total Note Balance		$2,250,997,000.00

D	Note Balance 08/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$164,000,000.00	$335,000,000.00	$205,000,000.00	$467,505,000.00	€410,000,000.00	€410,000,000.00	$67,530,000.00

E	Note Principal Shortfall		$—	$—	$—	$—	€—	€—	$—
F	Interest Shortfall		$—	$—	$—	$—	€—	€—	$—
G	Interest Carryover		$—	$—	$—	$—	€—	€—	$—

H	Reserve Account Balance		$5,524,869.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-8 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/26/2010 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$54,667,311.21	$54,667,311.21

B	Primary Servicing Fees - Current Month		$909,492.53	$53,757,818.68

C	Administration Fee		$25,000.00	$53,732,818.68

D	Aggregate Quarterly Funding Amount		$0.00	$53,732,818.68

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$465,811.25	$53,267,007.43
	ii	Class A-2	$968,533.85	$52,298,473.58
	iii	Class A-3	$617,000.17	$51,681,473.41
	iv	Class A-4	$1,446,684.48	$50,234,788.93
	v	Class A-5 USD payment to the swap counterparty	$1,567,140.87	$48,667,648.06
	vi	Class A-6 USD payment to the swap counterparty	$1,567,140.87	$47,100,507.19
	vii	Swap Termination Payments	$0.00	$47,100,507.19

		Total	$6,632,311.49

F	Class B Noteholders’ Interest Distribution Amount		$245,586.44	$46,854,920.75

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$46,854,920.75	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$0.00
	vi	Class A-6 USD payment to the Accumulation Account*	$0.00	$0.00

		Total	$46,854,920.75

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$0.00

K	Increase to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Purchase Account Deposit		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remaining Swap Termination Fees		$0.00	$0.00

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$0.00

	Excess to Excess Distribution Certificate Holder		$0.00	$0.00

*Principal amounts allocable to the A-5 and A-6 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-8 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,524,869.00
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,524,869.00
	iv	Required Reserve Account Balance	$5,406,836.85
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$118,032.15
	vii	End of Period Account Balance	$5,406,836.85

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$30,000,000.00

C	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	7/25/2011	10/25/2011
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

D	Accumulation Accounts		Class A-5	Class A-6

	i	Accumulation Account Beginning Balance	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—

E	Supplemental Interest Account		Class A-5	Class A-6

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a
	ii	Investment Rate	n/a	n/a

	iii	Difference	n/a	n/a
	iv	Supplemental Interest Account Beginning Balance	$—	$—
	v	Funds Released into Collection Account	$—	$—
	vi	Number of Days Through Next Reset Date	2464	2556
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a

F	Investment Premium Purchase Account		Class A-5	Class A-6	Account Total

	i	Beginning of Period Account Balance	$—	$—	$—
	ii	Required Quarterly Deposit	$—	$—	$—
	iii	Carryover amounts from previous periods	$—	$—	$—
	iv	Eligible Investments Purchase Premium Paid	$—	$—	$—
	v	Funds Released into Collection Account	$—	$—	$—

	vi	End of Period Account Balance	$—	$—	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-8 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$465,811.25	$968,533.85	$617,000.17	$1,446,684.48	€1,541,588.61	€1,541,588.61	$245,586.44
	ii	Quarterly Interest Paid	465,811.25	968,533.85	617,000.17	1,446,684.48	€1,541,588.61	€1,541,588.61	245,586.44

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$52,855,421.72	$0.00	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	46,854,920.75	0.00	0.00	0.00	€—	€—	0.00

	ix	Quarterly Principal Shortfall	$6,000,500.97	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$47,320,732.00	$968,533.85	$617,000.17	$1,446,684.48	€1,541,588.61	€1,541,588.61	$245,586.44

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/25/04	$2,250,997,000.00
	ii	Adjusted Pool Balance 9/30/04	2,198,141,578.28

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$52,855,421.72

	iv	Adjusted Pool Balance 8/25/04	$2,229,462,892.87
	v	Adjusted Pool Balance 9/30/04	2,198,141,578.28

	vi	Current Principal Due (iv-v)	$31,321,314.59
	vii	Notes Issued Exceeding Adjusted Pool Balance	21,534,107.13

	viii	Principal Distribution Amount (vi + vii)	$52,855,421.72

	x	Principal Distribution Amount Paid	$46,854,920.75

	xi	Principal Shortfall (viii - ix)	$6,000,500.97
C	Total Principal Distribution
	i	USD	$46,854,920.75
	ii	EUR	€—
D	Total Interest Distribution
	i	USD	$3,743,616.19
	ii	EUR	€3,083,177.22

F	Note Balances			8/25/2004	10/25/2004
	i	A-1 Note Balance	78442GMM5	$164,000,000.00	$117,145,079.25
		A-1 Note Pool Factor		1.0000000	0.7142993

	ii	A-2 Note Balance	78442GMN3	$335,000,000.00	$335,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GMP8	$205,000,000.00	$205,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GMQ6	$467,505,000.00	$467,505,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0199345868	€410,000,000.00	€410,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0199346163	€410,000,000.00	€410,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GMR4	$67,530,000.00	$67,530,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-8 Historical Pool Information

			8/25/04-9/30/04

Beginning Student Loan Portfolio Balance			$2,191,259,896.83

	Student Loan Principal Activity

	i	Regular Principal Collections	$13,210,431.77
	ii	Principal Collections from Guarantor	362,437.62
	iii	Principal Reimbursements	20,015,455.14
	iv	Other System Adjustments	—

	v	Total Principal Collections	$33,588,324.53

	Student Loan Non-Cash Principal Activity

	i	Other Adjustments	$(80,289.43)
	ii	Capitalized Interest	(2,696,193.87)

	iii	Total Non-Cash Principal Activity	$(2,776,483.30)

(-)	Total Student Loan Principal Activity		$30,811,841.23

	Student Loan Interest Activity

	i	Regular Interest Collections	$7,659,023.86
	ii	Interest Claims Received from Guarantors	2,318.55
	iii	Collection Fees/Returned Items	82.83
	iv	Late Fee Reimbursements	38,734.50
	v	Interest Reimbursements	93,191.59
	vi	Other System Adjustments	—
	vii	Special Allowance Payments	—
	viii	Subsidy Payments	—

	ix	Total Interest Collections	$7,793,351.33

	Student Loan Non-Cash Interest Activity

	i	Interest Accrual Adjustment	$(2,126.06)
	ii	Capitalized Interest	2,696,193.87

	iii	Total Non-Cash Interest Adjustments	$2,694,067.81

	Total Student Loan Interest Activity		$10,487,419.14

(=)	Ending Student Loan Portfolio Balance		$2,160,448,055.60
(+)	Interest to be Capitalized		$2,286,685.83

(=)	TOTAL POOL		$2,162,734,741.43

(+)	Reserve Account Balance		$5,406,836.85

(=)	Total Adjusted Pool		$2,168,141,578.28

XIII. 2004-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,162,734,741	9.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.